                                                              Exhibit 99 (a) (3)

NOTICE OF GUARANTEED DELIVERY
for tender of
shares of
$3.25 Convertible Exchangeable Class C Preferred Stock,
Series 2
of LSB INDUSTRIES, INC.
(CUSIP No. 502160500)

pursuant to the Offer to Exchange dated February 9, 2007

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Exchange Offer (as defined below) (i) if certificates representing shares of Convertible Exchangeable Class C Preferred Stock, Series 2 (“Preferred Stock”) are not immediately available, or (ii) if the procedures for book-entry transfer cannot be completed on a timely basis, or (iii) if time will not permit all required documents to reach the Exchange Agent as soon as possible and, in any event, prior to the Expiration Date (as defined below). This Notice of Guaranteed Delivery may be delivered by hand, transmitted by telegram, telex, facsimile transmission or mailed to the Exchange Agent. See “The Exchange Offer — Procedures for Tendering Shares of Preferred Stock— Guaranteed Delivery” in the Offer to Exchange.

The Exchange Offer will expire at 5:00 p.m., New York City time, on March 12, 2007, which we refer to as the Expiration Date, unless extended by us. You may revoke your tender at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

The exchange agent (the “Exchange Agent”) for the Exchange Offer is:
UMB Bank, n.a.

By Registered or Certified Mail: UMB Bank, n.a. Securities Transfer Division Attn: Jennifer Fuller P.O. Box 419064 Kansas City, MO 64141-6064	By Overnight Mail or Courier: UMB Bank, n.a. Securities Transfer Division Attn: Jennifer Fuller 928 Grand Boulevard, 5th Floor Kansas City, Missouri 64106

For Confirmation by Telephone: (800) 884-4225
For eligible institutions only

      Delivery of this Notice of Guaranteed Delivery to an address or via a facsimile other than to the Exchange Agent as set forth above, or transmission of instructions via a facsimile transmission other than as set forth above, will not constitute a valid delivery to the Exchange Agent.

The Information Agent for the Exchange Offer is:

Georgeson
17 State Street, 10th Floor
New York, NY 10004

(800) 657-4428 (Toll Free)
Banks and Brokerage Firms please call:
(212) 440-9800

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined below) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal (the “Letter of Transmittal”).

An Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Exchange under “The Exchange Offer — Procedures for Tendering Shares of Preferred Stock— Tender of Shares of Preferred Stock Held Through DTC”) and shares of Preferred Stock to the Exchange Agent within the time period specified herein. Failure to do so could result in financial loss to the Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to LSB Industries, Inc., upon the terms and subject to the conditions set forth in the Offer to Exchange dated February 9, 2007 (the “Offer to Exchange”), the Letter of Transmittal (which together with the Offer to Exchange, as they may be amended or supplemented from time to time, constitute the “Exchange Offer”), receipt of which is hereby acknowledged, and accepts the Exchange Offer in accordance with its terms in respect of the number of shares of Preferred Stock specified below pursuant to the guaranteed delivery procedure described under “The Exchange Offer — Procedures for Tendering Shares of Preferred Stock — Guaranteed Delivery” in the Offer to Exchange.

Certificate Number(s) (if available): ____________________
Aggregate Number of Shares Represented by Certificates):_____________________________________
Aggregate Number of Shares Tendered:________________
Please check box if the shares of Preferred Stock will be tendered by book-entry transfer:☐

DTC Account No.: ______________________________

Date:_________________________________________

Name of Record Holder(s):
_______________________________________
_______________________________________
 Please Type or Print
Address(es) with Zip Code:
_______________________________________
_______________________________________
_______________________________________

    Area Code and Telephone Number(s):
_______________________________________

        Signature(s) of Holder(s):
_______________________________________
_______________________________________
_______________________________________

The Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificates for shares of Preferred Stock or on a security position listing as the owner of shares of Preferred Stock, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, that person must provide the following information.
Please print name(s) and address(es)
Name(s): ________________________________________________________________________

Capacity: _______________________________________________________________________

Address(es): _____________________________________________________________________

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a firm which is a member of the Medallion Signature Guarantee Program, or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either certificates for shares of Preferred Stock tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such shares of Preferred Stock in the Exchange Agent’s account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent’s Message in the case of a book-entry transfer, and any other required documents, all by 5:00 p.m., New York City time, on the third New York Stock Exchange business day following the date hereof.

Name of Firm: ________________________
___________________________________

Address: ____________________________
___________________________________

Zip Code:___________________________

Area Code and Telephone Number(s):

Authorized Signature:_________________________
_____________________________________

Title:______________________________________

Name: _____________________________________
Please Type or Print

Date:____________________________________

DO NOT SEND CERTIFICATES FOR SHARES OF PREFERRED STOCK WITH THIS NOTICE OF GUARANTEED DELIVERY. SUCH CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth in this Notice of Guaranteed Delivery before the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder of shares of Preferred Stock, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured. As an alternative to delivery by mail, the holders may wish to use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see the Offer to Exchange and Instruction 1 of the Letter of Transmittal.

2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the shares of Preferred Stock referred to in this Notice of Guaranteed Delivery, the signatures must correspond with the name(s) written on the face of the certificates for shares of Preferred Stock without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of DTC whose name appears on a security position listing as the owner of the shares of Preferred Stock, the signature must correspond with the name shown on the security position listing as the owner of the shares of Preferred Stock.

If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any shares of Preferred Stock listed or a participant of DTC whose name appears on a security position listing as the owner of the shares of Preferred Stock, this Notice of Guaranteed Delivery must be accompanied by appropriate stock powers, signed as the names(s) of the registered holder(s) appear(s) on the shares of Preferred Stock or signed as the name of the participant is shown on DTC’s security position listing.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing and submit with the Notice of Guaranteed Delivery evidence satisfactory to the Company of the person’s authority to so act.

3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Offer to Exchange, the Letter of Transmittal or this Notice of Guaranteed Delivery may be directed to the Information Agent at the address specified in this Notice of Guaranteed Delivery and in the Offer to Exchange. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.